                                                                   EXHIBIT 99.1


                         SOUTHERN MICHIGAN BANCORP, INC.
                            FIRST QUARTER 2003 REPORT

Dear Shareholders:

I am pleased to report that earnings for the first quarter of 2003 totaled $816,000 which equates to $ .44 per share. Our results for the quarter represent a substantial increase of approximately 45 percent over first quarter 2002 totals of $563,000 and $ .30 per share.

Late last year, the board of directors and executive management group adopted a proactive plan:

         o To add management expertise and depth in vital operating areas of the bank;
         o To initiate strategies that enhance overall credit administration and loan quality;
         o    To identify opportunities for revenue growth; and
         o To explore options that maximize operating efficiencies throughout the organization.

Although it is premature to suggest all of our goals have been met, our first quarter 2003 financial results are positive indicators of our progress.

         o We have strengthened our management team in a number of crucial areas encompassing loan and credit administration, retail banking and trust, among others.
         o    Annualized return on average assets for the quarter was 1.01 percent while return on average equity was 12.15 percent.
         o    Southern Michigan's market leadership in financing mortgages for homeowners throughout our tri-county service area resulted in growth in fees generated from sale of mortgage loans. Fees generated exceeded $568,000 during the first quarter 2003, compared with $252,000 in the first quarter of 2002.
         o The allowance for loan losses at the end of the first quarter was increased to 1.51 percent of gross loans to reflect our prudent approach to overall credit administration.
         o The board of directors declared a quarterly dividend of $.16 per share, payable on April 18th to shareholders of record on March 28, 2003.

I am most thankful to our bank staff for their outstanding efforts that contributed substantially to our first quarter results. Our tasks associated with the goal to become a

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high performance financial service company are still in their infant stages of implementation. We will regularly update you on our progress. In addition, please continue to provide your thoughts, ideas, suggestions and advice that may enable us to serve our clients and shareholders in the best manner possible.

Again, many thanks for your encouragement and support.

Respectfully,

/s/ John H. Castle
-------------------------------------
John H. Castle
Chairman and Chief Executive Officer


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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARY

                                                                    March 31          December 31
                                                                      2003                2002
                                                                 ----------------------------------
                                                                  (Unaudited)             (A)
                                                                     (In thousands, except share
                                                                         and per share data)

ASSETS
     Cash and due from banks                                       $   21,909          $   19,287
     Securities available for sale                                     51,098              48,811
     Loans held for sale                                                2,422               1,083
     Loans                                                            232,805             234,166
     Less allowance for loan losses                                    (3,520)             (3,512)
     Premises and equipment, net                                        7,003               7,137
     Other assets                                                      13,795              13,711
                                                                 ----------------------------------
                                              TOTAL ASSETS         $  325,512          $  320,683
                                                                 ==================================
                      LIABILITIES AND SHAREHOLDERS' EQUITY
     Deposits:
          Non-interest bearing                                     $   40,919          $   42,462
          Interest bearing                                            226,934             219,887
                                                                 ----------------------------------
                                            TOTAL DEPOSITS            267,853             262,349
     Federal funds purchased                                            3,700               5,000
     Accrued expenses and other liabilities                             4,043               4,197

    Other borrowings                                                   23,140              22,646

    Common stock subject to repurchase obligation in Employee
      Stock Ownership Plan, shares outstanding -- 92,948 in 2003
      104,841 in 2002                                                   1,604               1,618

    Shareholders' equity:
          Preferred stock, 100,000 shares authorized; none issued
            or outstanding
          Common stock, $2.50 par value:
                 Authorized--4,000,000 shares
                 Issued--1,849,349 shares (2002 - 1,864,046)
                 Outstanding--1,756,401 shares (2002 - 1,759,205)       4,391               4,398
          Additional paid-in-capital                                    8,492               8,752
          Retained earnings                                            11,887              11,366
          Accumulated other comprehensive income, net of tax              736                 793
          Unearned Employee Stock Ownership Plan shares                  (334)               (436)
                                                                    -----------------------------
                                TOTAL SHAREHOLDERS' EQUITY             25,172              24,873
                                                                    -----------------------------
                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 325,512          $  320,683
                                                                    =============================

(A) The balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date.



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CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)
                 SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARY

                                                                                     Three Months Ended
                                                                                           March 31
                                                                                  2003                2002
                                                                          (In thousands, except per share amounts)
Interest income:
     Loans, including fees                                                    $    3,773          $    4,044
     Securities:
         Taxable                                                                     277                 438
         Tax exempt                                                                  227                 252
                                                                            ---------------------------------
             Total interest income                                                 4,277               4,734
Interest expense:
     Deposits                                                                      1,011               1,220
     Other                                                                           432                 433
                                                                            ---------------------------------
             Total interest expense                                                1,443               1,653
                                                                            ---------------------------------
                                                      NET INTEREST INCOME          2,834               3,081
Provision for loan losses                                                            225                 275
                                                                            ---------------------------------
                                                NET INTEREST INCOME AFTER
                                                PROVISION FOR LOAN LOSSES          2,609               2,806
Non-interest income:
     Service charges on deposit accounts                                             534                 263
     Trust fees                                                                      139                 148
     Net securities gains                                                              -                   4
     Net gains on loan sales                                                         568                 252
     Other                                                                           353                 147
                                                                            ---------------------------------
                                                                                   1,594                 814
                                                                            ---------------------------------
                                                                                   4,203               3,620

Non-interest expense:
     Salaries and benefits                                                         1,644               1,475
     Occupancy, net                                                                  186                 186
     Equipment                                                                       218                 356
     Other                                                                         1,049                 899
                                                                            ---------------------------------
                                                                                   3,097               2,916
                                                                            ---------------------------------
                                               INCOME BEFORE INCOME TAXES          1,106                 704
                                                     Federal income taxes            290                 141
                                                               NET INCOME      $     816           $     563
                                                                            =================================

BASIC AND DILUTED EARNINGS PER SHARE                                           $    0.44           $    0.30
                                                                            =================================
DIVIDENDS DECLARED PER SHARE                                                   $    0.16           $    0.16
                                                                            =================================